Exhibit (21) List of Subsidiaries

                      Name                          State

         Sugar Creek Center Corporation             Texas

         Parkway Texas Corporation                  Texas

         Parkway Congress Corporation               Texas

         Subsidiary No. 1, Inc.                   Virginia

         One Place Partners                      Mississippi

         Parkway Ridgewood, Inc.                 Mississippi

         Parkway Lamar, Inc.                     Mississippi

         Parkway Atlanta, Inc.                     Georgia